UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 09, 2026

MYOMO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38109	47-0944526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Blue Sky Dr. Suite 101
Burlington, Massachusetts		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 996-9058

,

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MYO	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2026, upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Myomo, Inc. (the "Company"), the Board appointed Joseph M. Manko Jr. to join the Board, effective on May 9, 2026. Mr. Manko will serve as a Class I director until his term expires at the 2027 annual meeting of shareholders, at which time he will stand for election by the Company’s shareholders. Mr. Manko has not been appointed to serve on any committees of the Board.

Mr. Manko, 60, is currently the Senior Principal of Horton Capital Management LLC (“Horton Fund”), which he founded in 2013 and is a significant shareholder in the Company. Previous to his experience with Horton Fund, Mr. Manko was a Partner and Chief Executive Officer of Switzerland-based BZ Fund Management Limited from 2005 to 2010, where he was responsible for corporate finance, private equity investments, three public equity funds and the firm’s Special Situations and Event-Driven strategies. Prior to that Mr. Manko was a Managing Director with Deutsche Bank in London. He began his investment banking career at Merrill Lynch as a Vice President in Hong Kong and prior to that, Mr. Manko was a corporate finance attorney at Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Manko has served on the boards of several companies in the med-tech and bio-pharmaceutical industry and has advised numerous companies in the pharmaceutical, biotech and medtech industries. He currently serves as a director and Chairman of Safeguard Scientifics, Inc. and director of KORU Medical Systems, Inc. Mr. Manko earned both his B.A. and Juris Doctor from the University of Pennsylvania.

Mr. Manko is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Manko and any other persons pursuant to which he was selected as a director. In addition, Mr. Manko has entered into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors. Mr. Manko will be compensated in the same manner as other non-employee directors for his service on the Board beginning after the 2026 Annual Meeting of Stockholders. Current compensation for directors who do not chair committees is an annual cash retainer of $60,000 and an annual grant of restricted stock units with a grant date fair value of $85,000.

Item 7.01 Regulation FD Disclosure.

On May 13, 2026, the Company issued a press release announcing the appointment of Mr. Manko. A copy of the Company’s press release relating to this announcement is attached as Exhibit 99.1 to this current report on Form 8-K (the “Report”).

The information contained in Item 7.01 of this Report and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Myomo, Inc. on May 13, 2026. furnished herewith.
104	The cover page from the Company’s Form 8-K dated May 13, 2026, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myomo, Inc.

Date:	May 13, 2026	By:	/s/ David A. Henry
David A. Henry Chief Financial Officer